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                                                                    EXHIBIT 2(a)

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          TESORO PETROLEUM CORPORATION

                             CNRG ACQUISITION CORP.

                                      AND

                        COASTWIDE ENERGY SERVICES, INC.

                               NOVEMBER 20, 1995
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                               TABLE OF CONTENTS

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ARTICLE I
THE MERGER...........................................................................   A-1
     SECTION  1.1  The Merger........................................................   A-1
     SECTION  1.2  Effective Time....................................................   A-1
     SECTION  1.3  Effects of the Merger.............................................   A-1
     SECTION  1.4  Certificate of Incorporation and By-laws..........................   A-2
     SECTION  1.5  Directors.........................................................   A-2
     SECTION  1.6  Officers..........................................................   A-2
     SECTION  1.7  Vacancies.........................................................   A-2
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE
  OF CERTIFICATES....................................................................   A-2
     SECTION  2.1  Effect on Capital Stock...........................................   A-2
       (a)  Capital Stock of Sub.....................................................   A-2
       (b)  Cancellation of Company and Parent Owned Stock and Rights................   A-2
       (c)  Conversion of Shares.....................................................   A-2
       (d)  No Fractional Shares.....................................................   A-3
       (e)  Shares of Dissenting Stockholders........................................   A-3
     SECTION  2.2  Exchange of Certificates
       (a)  Exchange Agent...........................................................   A-3
       (b)  Payment of Merger Consideration..........................................   A-3
       (c)  Exchange Procedure.......................................................   A-3
       (d)  Distributions with Respect to Unexchanged Shares.........................   A-4
       (e)  No Further Ownership Rights in Shares....................................   A-4
       (f)  Merger Consideration for Unexchanged Shares..............................   A-4
       (g)  Options Under Option Plans...............................................   A-5
       (h)  Convertible Debentures...................................................   A-5
       (i)  Warrants.................................................................   A-5
ARTICLE III
REPRESENTATIONS AND WARRANTIES.......................................................   A-5
     SECTION  3.1  Representations and Warranties of the Company.....................   A-5
       (a)  Organization, Standing and Power.........................................   A-5
       (b)  Subsidiaries.............................................................   A-6
       (c)  Capital Structure........................................................   A-6
       (d)  Authority; Non-contravention.............................................   A-6
       (e)  SEC Documents............................................................   A-7
       (f)  Information Supplied.....................................................   A-8
       (g)  Absence of Certain Changes or Events.....................................   A-8
       (h)  Absence of Super majority Provision......................................   A-8
       (i)  Brokers..................................................................   A-9
       (j)  Litigation...............................................................   A-9
       (k)  Absence of Changes in Benefit Plans......................................   A-9
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       (l)  ERISA Compliance.........................................................  A- 9
       (m)  Taxes....................................................................  A-11
       (n)  No Excess Parachute Payments.............................................  A-11
       (o)  Environmental Matters....................................................  A-12
       (p)  Compliance with Laws.....................................................  A-14
       (q)  Material Contracts and Agreements........................................  A-15
       (r)  Insurance................................................................  A-15
       (s)  Title to Properties, etc.................................................  A-15
       (t)  Intellectual Property....................................................  A-15
       (u)  Labor Matters............................................................  A-16
       (v)  Undisclosed Liabilities..................................................  A-16
       (w)  Transactions with Affiliates.............................................  A-16
     SECTION  3.2  Representations and Warranties of Parent and Sub..................  A-16
       (a)  Organization; Standing and Power.........................................  A-16
       (b)  Authority; Non-contravention.............................................  A-16
       (c)  Authorization for Parent Common Stock....................................  A-17
       (d)  SEC Documents............................................................  A-17
       (e)  Information Supplied.....................................................  A-17
       (f)  Litigation...............................................................  A-18
       (g)  Undisclosed Liabilities..................................................  A-18
       (h)  Brokers..................................................................  A-18
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS............................................  A-18
     SECTION  4.1  Conduct of Business...............................................  A-18
       (a)  Ordinary Course..........................................................  A-18
       (b)  Changes in Employment Arrangements.......................................  A-20
       (c)  Severance................................................................  A-20
     SECTION  4.2  Other Actions.....................................................  A-20
     SECTION  4.3  Advice of Changes.................................................  A-20
ARTICLE V
ADDITIONAL AGREEMENTS................................................................  A-20
     SECTION  5.1  Stockholder Approval; Preparation of Proxy Statement; Preparation
      of Registration Statement......................................................  A-20
     SECTION  5.2  Letter of the Company's Accountants...............................  A-21
     SECTION  5.3  Letter of Parent's Accountants....................................  A-21
     SECTION  5.4  Access to Information.............................................  A-21
     SECTION  5.5  Reasonable Efforts; Notification..................................  A-22
     SECTION  5.6  Stock Options.....................................................  A-23
     SECTION  5.7  Indemnification...................................................  A-23
     SECTION  5.8  Fees and Expenses.................................................  A-23
     SECTION  5.9  Public Announcements..............................................  A-23
     SECTION  5.10 Stockholder Litigation............................................  A-23
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ARTICLE VI
CONDITIONS PRECEDENT.................................................................  A-24
     SECTION  6.1  Conditions to Each Party's Obligation to Effect the Merger........  A-24
       (a)  Company Stockholder Approval.............................................  A-24
       (b)  HSR Act..................................................................  A-24
       (c)  No Injunctions or Restraints.............................................  A-24
       (d)  Registration Statement Effectiveness.....................................  A-24
       (e)  Exchange Listing.........................................................  A-24
       (f)  Blue Sky Filings.........................................................  A-24
     SECTION  6.2  Conditions of Parent and Sub......................................  A-24
       (a)  Compliance...............................................................  A-24
       (b)  Certifications and Opinion...............................................  A-24
       (c)  Representations and Warranties True......................................  A-25
       (d)  Affiliate Letters........................................................  A-25
       (e)  Tax Opinion..............................................................  A-26
       (f)  Consents, etc............................................................  A-26
       (g)  No Litigation............................................................  A-26
       (h)  Dissenting Stockholders..................................................  A-26
       (i)  Satisfactory Due Diligence...............................................  A-26
       (j)  No Material Adverse Change...............................................  A-26
       (k)  Opinion of Financial Advisor.............................................  A-26
       (l)  Employment Agreement.....................................................  A-26
       (m)  Non-Competition Agreement................................................  A-26
       (n)  Lender Approval..........................................................  A-27
       (o)  Termination of Certain Agreements........................................  A-27
     SECTION  6.3  Conditions of the Company.........................................  A-27
       (a)  Compliance...............................................................  A-27
       (b)  Certifications and Opinion...............................................  A-27
       (c)  Representations and Warranties True......................................  A-27
       (d)  Tax Opinion..............................................................  A-28
       (e)  Assumption...............................................................  A-28
       (f)  No Material Adverse Change...............................................  A-28
       (g)  Opinion of Financial Advisor.............................................  A-28
       (h)  Satisfactory Due Diligence...............................................  A-28
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER....................................................  A-28
     SECTION  7.1  Termination.......................................................  A-28
ARTICLE VIII
SPECIAL PROVISIONS AS TO CERTAIN MATTERS.............................................  A-29
     SECTION  8.1  No Solicitation...................................................  A-29
     SECTION  8.2  Expense Reimbursements............................................  A-30
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ARTICLE IX
GENERAL PROVISIONS...................................................................  A-31
     SECTION  9.1  Nonsurvival of Representations and Warranties.....................  A-31
     SECTION  9.2  Notices...........................................................  A-31
     SECTION  9.3  Definitions.......................................................  A-32
     SECTION  9.4  Interpretation....................................................  A-32
     SECTION  9.5  Counterparts......................................................  A-32
     SECTION  9.6  Entire Agreement: No Third-Party Beneficiaries....................  A-32
     SECTION  9.7  Governing Law.....................................................  A-32
     SECTION  9.8  Assignment........................................................  A-32
     SECTION  9.9  Enforcement of the Agreement......................................  A-32
     SECTION  9.10 Severability......................................................  A-33
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     AGREEMENT AND PLAN OF MERGER dated as of November 20, 1995 (the
"Agreement"), by and among TESORO PETROLEUM CORPORATION, a Delaware corporation
("Parent"), CNRG ACQUISITION CORP., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and COASTWIDE ENERGY SERVICES, INC., a Delaware
corporation (the "Company").

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions of this Agreement;

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions of this Agreement, whereby each issued and outstanding share (a "Share") of the Company's Common Stock, $.01 par value ("Common Stock"), not owned by the Company, Parent, Sub or any wholly-owned subsidiary of the Company, Parent or Sub will be converted into the right to receive .41 share of common stock, $.16 2/3 par value, of Parent, together with any associated Preferred Stock Purchase Rights (the "Parent Shares") and cash in lieu of any fraction thereof and $2.55 in cash; and

     WHEREAS, for federal tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time of the Merger (as hereinafter defined). At the election of Parent, any direct wholly-owned subsidiary (as defined in Section 9.3) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

     SECTION 1.2 Effective Time. As soon as practicable following the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the Surviving Corporation shall file the certificate of merger (the "Certificate of Merger") required by the DGCL with respect to the Merger and other appropriate documents (the "Articles of Merger") executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Articles of Merger and the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger"). The closing of the Merger (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., in Houston, Texas, on the date of the meeting of stockholders of the Company contemplated by this Agreement to approve the Merger (the "Stockholders Meeting"), or, if any of the conditions set forth in Article VI have not been satisfied, then as soon as practicable thereafter, or at such other time and place or such other date as Parent and the Company shall agree (the "Closing Date").

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of the Company and Sub, the Surviving Corporation and its proper officers and directors, in the name and on behalf of the Company and Sub, shall execute and deliver all

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such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company and Sub or otherwise to take any and all such action.

     SECTION 1.4 Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of the Sub as in effect immediately prior to the Effective Time of the Merger shall be amended as of the Effective Time of the Merger so that Article First of Sub's Certificate of Incorporation reads in its entirety: "The name of the corporation is Coastwide Marine Services, Inc." and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of Sub as in effect immediately prior to the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.5 Directors. The directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation and shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation from the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.6 Officers. The officers of the Sub immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation and shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation from the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.7 Vacancies. If at the Effective Time of the Merger a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any Shares:

          (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Company and Parent Owned Stock and Rights. All Shares and any rights (including the Class B Warrants and the Convertible Debt as hereinafter defined) that are held in treasury by the Company or are owned by any wholly-owned subsidiary of the Company and any Shares and any rights (including the Class B Warrants and the Convertible Debt) to acquire Shares owned by Parent, Sub or any other wholly-owned subsidiary of Parent or Sub shall be canceled and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares. Subject to Sections 2.1(b), (d) and (e), each issued and outstanding Share shall be converted into the right to receive $2.55 in cash plus .41 Parent Share, together with any associated Preferred Stock Purchase Rights (and cash in lieu of fractional shares as provided in Section 2.1(d)) upon the surrender of the certificate formerly representing such Share pursuant to Section 2.2 (the "Merger Consideration"). If the closing price of Parent Shares on the date ("Determination Date") which is two trading days prior to the effective date of the Registration Statement (as

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     defined in Section 5.1(b)) is no less than $8.25 per Parent Share nor no more than $10.50 per Parent Share, the Merger Consideration shall be fixed as stated in the preceding sentence. If the closing price on the Determination Date is less than $8.25 per Parent Share or more than $10.50 per Parent Share the parties shall endeavor in good faith to negotiate revised terms for the Merger Consideration, recognizing that there is no obligation on the part of either party to reach agreement, and, if successful, shall fix the adjusted Merger Consideration as of the Determination Date. For purposes of this Agreement the term "Merger Consideration" shall include any adjustment made thereto under this Section 2.1(c).

          (d) No Fractional Shares. No fractional Parent Shares shall be issued in the Merger. All fractional Parent Shares that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional Parent Share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per Parent Share on the New York Stock Exchange for the ten trading days next preceding the Effective Time of the Merger by the fraction of a Parent Share to which such holder would otherwise have been entitled. No interest shall be paid on such amount. Alternatively, Parent and Sub shall have the option of instructing the Exchange Agent (as defined in Section 2.2(a)) to aggregate all fractional Parent Shares, sell such Parent Shares in the public market and distribute to holders of fractional Parent Shares a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional Parent Shares shall be paid to any holder of fractional Parent Shares until Certificates (as defined in Section 2.2(c)) representing such Parent Shares are surrendered and exchanged in accordance with Section 2.2(c). None of Parent, Sub, the Company, the Surviving Corporation or their transfer agents shall be liable to a holder of the Shares for any amount paid to a public official pursuant to applicable property, escheat or similar laws.

          (e) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any holder of Shares outstanding immediately prior to the Effective Time of the Merger who is entitled to demand and elects to demand appraisal rights under sec. 262 of the DGCL and who has fully complied with the provisions thereof and who has not effectively withdrawn or lost such right (a "Dissenting Stockholder"), shall not receive the Merger Consideration, but shall be entitled to receive from the Surviving Corporation such consideration as may be determined to be due to such Dissenting Stockholder in consideration for such Dissenting Stockholder's Shares pursuant to sec. 262 of the DGCL; provided, however, that each Share outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Stockholder who, after the Effective Time of the Merger, withdraws his demand for appraisal under sec. 262 of the DGCL, in writing delivered to the Surviving Corporation (subject to the written approval of the Surviving Corporation to the extent required by sec. 262 of the DGCL) or otherwise loses his right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Consideration and any cash in lieu of fractional shares issuable and payable with respect to his Shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     SECTION 2.2 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time of the Merger, Parent shall select a bank or trust company to act as exchange agent (the "Exchange Agent") for the issue of the Merger Consideration upon surrender of certificates representing Shares.

          (b) Payment of Merger Consideration. Parent shall take all steps necessary to enable and cause there to be provided to the Exchange Agent on a timely basis, as and when needed after the Effective Time of the Merger, certificates for the Parent Shares to be issued upon the conversion of the Shares pursuant to Section 2.1. Parent or the Surviving Corporation shall timely make available to the Exchange Agent the cash component of the Merger Consideration.

          (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that

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     immediately prior to the Effective Time of the Merger represented outstanding Shares (the "Certificates"), other than the Company, Parent, Sub and any wholly owned subsidiary of the Company, Parent or Sub, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent and Sub may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. If the Merger Consideration is to be issued to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of exchange that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

          (d) Distributions with Respect to Unexchanged Shares. None of the Merger Consideration and no dividends or other distributions declared or made after the Effective Time of the Merger with respect to the Parent Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any Certificate with respect to the Parent Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing the Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the Merger Consideration with respect to such Parent Share and the amount of dividends or other distributions, if any, with a record date after the Effective Time of the Merger theretofore paid with respect to such whole Parent Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

          (e) No Further Ownership Rights in Shares. All Parent Shares issued upon the surrender of Certificates in accordance with the terms of this
     Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.2, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates and, at the Effective Time of the Merger, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

          (f) Merger Consideration for Unexchanged Shares. At any time more than six months after the Effective Time, if the Exchange Agent holds any Merger Consideration or any dividends or other distributions in respect of Parent Shares with respect to which the holder of record of the Certificate therefor has not surrendered such Certificate, the Surviving Company, on written notice, may direct the Exchange Agent to deliver such Merger Consideration and all such dividends and other distributions to the Surviving Company. Upon receipt thereof, the Surviving Company shall have no obligations to segregate any cash so received and the holder who has not surrendered such Certificate shall look solely

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     to the Surviving Company for payment of the Merger Consideration and any applicable dividends or other distributions.

          (g) Options Under Option Plans. At the Effective Time, each option granted by the Company to purchase shares of Common Stock under the Option Plans, as hereinafter defined, which is outstanding and unexercised immediately prior thereto, shall be converted automatically into an option to purchase the shares of Parent Shares in an amount and at an exercise price determined as provided below (and otherwise having the same duration and other terms as the original option):

             (1) the number of shares of Parent Shares to be subject to the new option shall be equal to the product of the number of shares of Common Stock subject to the original option and .41, provided that any fractional shares of Parent Shares resulting from such multiplication shall be rounded to the nearest whole share; and

             (2) the exercise price per share of Parent Shares to be subject to the new option shall be equal to (i) the exercise price of the number of shares of Common Stock under the original option divided by .41 minus
        (ii) $6.2195 (rounded to the nearest cent), provided, that if such amount is less than $0, the holder of such option shall, upon exercise, receive, in cash, the amount by which such amount is less than $0.

             (3) if the Merger Consideration is adjusted pursuant to Section 2.1(c), the terms of subsections (1) and (2) hereof shall be adjusted accordingly to reflect the change in the fractional Parent Share and the cash consideration comprising the Merger Consideration as adjusted.

          (h) Convertible Debentures. The Coastwide 8% Convertible Subordinated Debentures due July 1, 2004 (the "Convertible Debentures"), outstanding at the Effective Time shall be assumed by Sub and remain outstanding thereafter, and from and after the Effective Time, the holders of the Convertible Debentures shall have the right to convert such Convertible Debentures into such number of shares of Parent Shares and such amount of cash received by a holder of the number of shares of Company Shares into which such Convertible Debentures might have been converted immediately prior to the Merger.

          (i) Warrants. With regard to the Class B Warrants to purchase shares of Common Stock ("Class B Warrants"), subject to the terms of the Warrant Agreement dated as of September 30, 1993, by and between the Company and Chemical Shareholder Services Group, Inc. (the "Warrant Agent"), Parent shall enter into an amended Warrant Agreement with the Warrant Agent, giving each holder of Class B Warrants, the right (prior to the expiration date of the warrants), upon payment of the warrant price in effect immediately prior to such action, to purchase upon exercise of each warrant the number of shares of Parent Shares and cash that he would have been entitled to receive at the Effective Date if the warrant had been exercised immediately prior thereto.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Parent and Sub as follows:

          (a) Organization, Standing and Power. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed to do business (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the articles or certificates of incorporation, by-laws or other similar organizational and governing documents of its subsidiaries.

          (b) Subsidiaries. Section 3.1(b) of the Disclosure Schedule lists each direct or indirect subsidiary of the Company. Each of the Company's subsidiaries that is not a corporation is duly organized under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as it is now being conducted, and to own, operate and lease the assets that it now owns, operates or holds under lease. All the outstanding shares of capital stock of the Company's subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. All of the Company's direct or indirect ownership interests in the Company's subsidiaries that are not corporations have been duly authorized and validly issued or vested, were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person, are fully paid and, except as set forth in Section 3.1(b) of the Disclosure Schedule, are non-assessable. Except as set forth in Section
     3.1 (c) of the Disclosure Schedule, all such stock and ownership interests are owned of record and beneficially by the Company or the Company's subsidiary identified on such schedule as owning such interest, free and clear of all liens, pledges, security interests, charges, claims and other encumbrances of any kind or nature ("Liens"). Except as set forth in
     Section 3.1(b) of the Disclosure Schedule no person other than the Company or a subsidiary of the Company holds any equity interest of any kind in a subsidiary of the Company. Except for the capital stock of its subsidiaries and except for the ownership interests set forth in Section 3.1 (b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity.

          (c) Capital Structure. The authorized capital stock of the Company consists of 15,000,000 Shares and 5,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"). At the close of business on November 14, 1995, there were no shares of Preferred Stock Outstanding and (i) 1,821,648 Shares were issued and outstanding, (ii) 198,250 Shares were reserved for issuance pursuant to options granted and currently outstanding under stock option plans ("Option Plans") set forth in Section 3.1(c) of the Disclosure Schedule, (iii) 360,137 Shares were reserved for issuance upon exercise of the Class B Warrants and (iv) 1,004,706 Shares were reserved for issuance upon conversion of the Subordinated Debenture. Except as set forth above or as a result of exercises under the Option Plans, Class B Warrants, or Convertible Debenture outstanding on November 14, 1995, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or are outstanding. All outstanding shares of capital stock of the Company are, and all such shares issuable upon exercise under the Option Plans, Class B Warrants and Convertible Debenture will, if and when issued in accordance with the terms of their respective governing agreements, be, validly issued, fully paid and nonassessable and not subject to preemptive rights. No capital stock has been issued by the Company since September 30, 1995, other than shares of Common Stock issued under the Option Plans, Class B Warrants and Convertible Debenture, in accordance with their terms at such date. Except for Option Plan options, the Class B Warrants, and the Convertible Debenture outstanding as of September 30, 1995, there were no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither the Company nor any of its subsidiaries are parties to, and to the best knowledge of the Company no other person is party to, any voting trust, voting agreement, or similar voting agreement or arrangement relating to any equity security of the Company or any subsidiary.

          (d) Authority; Non-contravention. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to Stockholder Approval (as defined in Section 3.1(h)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and pursuant to general equitable principles. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation or By-Laws of the Company or any provision of the comparable organizational documents of its subsidiaries, (ii) except as set forth in Section 3.1(d) of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lease, municipal contract or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to governmental filing and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or liens, security interests, charges or encumbrances that individually or in the aggregate would not have a material adverse effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy or information statement relating to the Stockholder Approval (such proxy or information statement as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger as provided in the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices as are set forth in Section 3.1(d) of the Disclosure Schedule.

          (e) SEC Documents. The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC since October 31, 1993 and the Company has delivered or made available to Parent all reports, schedules, forms, statements and other documents filed with the SEC since such date (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents as they may have been amended complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that the foregoing representation and warranty does not relate to any written information received from Parent or any of its subsidiaries specifically for inclusion in the SEC Documents). The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, accurately reflect the books and records of the Company, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein). All material contracts of the Company and its subsidiaries had been included in the SEC Documents, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 5.1 (b)) will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. For purposes of this Agreement, the parties agree that the statements made and information in the Registration Statement and the Proxy Statement (other than information provided by Parent or any subsidiary of Parent in each case concerning Parent or such subsidiary expressly for inclusion therein) relating to the Federal income tax consequences of the transactions contemplated hereby to the holders of Shares shall be deemed to be supplied by the Company and not by Parent or Sub.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents or in Section 3.1(g) of the Disclosure Schedule, since December 31, 1994, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change with respect to the Company, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock,
     (iii) (A) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, (B) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, or (C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on the Company, (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles, (vi) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company or give rise to a material adverse change with respect to the Company, (vii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Article 4, or (viii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h) Absence of Super Majority Provision. Except for the approval of the Merger by the holders of a majority of the outstanding Shares ("Stockholder Approval"), no other stockholder action on the part of the Company is required for approval of the Merger and the transactions contemplated hereby. No provision of the Company's Certificate of Incorporation or By-laws or other governing instruments of its subsidiaries or the terms of any rights plan or other takeover defense mechanism of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its subsidiaries that may be acquired or controlled by Parent or permit any stockholder to acquire securities of the Company on a basis not available to Parent in the event that Parent were to acquire securities of the Company.

          (i) Brokers. Except for a fee of $450,000 payable to Simmons & Company International for the opinion referred to in Section 6.3(g), whose fees are to be paid by the Company or the Surviving Corporation pursuant to the fee agreement previously provided to Parent, no broker, investment banker or other person is entitled to receive from the Company or any of its subsidiaries any investment banking, brokerage or finder's fees in connection with this Agreement or the transactions contemplated hereby.

          (j) Litigation. Except as disclosed in the SEC Documents, there is no suit, action, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or employee benefit plans or fiduciaries thereof that could reasonably be expected to have a material adverse effect on the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement (and the Company is not aware of any basis for any such suit, action, proceeding or investigation), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries or any of their respective properties or employee benefit plans or fiduciaries thereof having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

          (k) Absence of Changes in Benefit Plans. Except as disclosed in
     Section 3.1(k) of the Disclosure Schedule, since December 31, 1994, there has not been any adoption or amendment in any respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical dependent care, cafeteria, employee assistance, scholarship program or other plan arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee or director of the Company or any of its subsidiaries (collectively, "Benefit Plans").

     Except as disclosed in Section 3.1(k) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any officer, director or employee of the Company or any of its subsidiaries.

          (l) ERISA Compliance.

             (i) Section 3.1(l) of the Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries for the benefit of any present or former directors, officers or employees of the Company or any of its subsidiaries under common control or affiliated pursuant to Sections 414(b), (c), (m) and (o) of the Code. The Company has delivered to Parent true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the most recent two annual reports on Form 5500 filed with the United States Internal Revenue Service (the "IRS") with respect to each Benefit Plan, (if any such report was required), (C) the most recent IRS determination letter and all rulings or determinations requested subsequent to the date of that letter, (D) the most recent actuarial report for each Benefit Plan for which an actuarial report is required,
        (E) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and each summary of material modifications prepared after the last summary plan description,
        (F) each trust agreement and group annuity contract relating to any Benefit Plan and (G) all material correspondence for the last three years with the IRS or Department of Labor relating to plan qualification, filing of required forms, or pending, contemplated and announced plan audits.

             (ii) Except as disclosed in Section 3.1(l) of the Disclosure Schedule, all Pension Plans which are intended to qualify under Section 401(A) of the Code have been submitted to, and approved as qualifying by the IRS or the applicable remedial amendments period will not have ended by the Closing Date. In addition, no facts have occurred which if known by the IRS, could cause disqualification of those Pension Plans. The Company has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Pension Plan for which premiums are required. No Pension Plan maintained by the Company has been terminated under circumstances which would result in liability to the PBGC.

             (iii) All Benefit Plans which have been or are sponsored by, participated in by or contributed to by the Company or any of its subsidiaries: (A) is in substantial compliance with all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA, including compliance with the timely filing of all financial statements and reports (B) has had the appropriate Form 5500 filed, timely, for each year of its existence, (C) has at all times complied with the bonding requirements of Section 412 of ERISA and (D) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Company or any of its subsidiaries which may subject the Company or any of its subsidiaries to the payment of a material penalty, interest, tax or other obligation and (E) can be unilaterally terminated or amended on no more than ninety (90) days' notice.

             (iv) All voluntary employee benefit associations have been submitted to and approved as exempt from Federal income tax under
        Section 501(c)(9) of the Code by the IRS or the applicable submission period will not have ended by the Closing Date.

             (v) Except as disclosed in Section 3.1(l) of the Disclosure Schedule, the execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provision in any Benefit Plan.

             (vi) Neither the Company nor any of its subsidiaries provides director or employee post-retirement medical or health coverage or contributes to or maintains any employee welfare benefit plan which provides for health benefit coverage following termination of employment except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

             (vii) No Pension Plan that the Company or any of its subsidiaries maintains, or to which the Company or any of its subsidiaries is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001 (a)(3) of ERISA, collectively, the "Multiemployer Pension Plans"), had, as of the respective annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the best of the Company's knowledge, none of the Company, any of its subsidiaries, any director or officer of the Company or any of its subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) (unless exempt under Section 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any director or officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under
        Section 502(i) or (1) of ERISA which would have a material adverse effect on the Company. Neither any of such Benefit Plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived and the Company is not aware of any other reportable events with respect thereto during the last five years. Neither the Company nor any of its subsidiaries has ceased operations at a facility so as to become subject to the provisions of
        Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions on or before the Closing Date to a Pension Plan subject to Section 4064(a) of ERISA to which the Company made contributions at any time during the six years prior to the Closing Date. Neither the Company nor any of its subsidiaries has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans.

             (viii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Section 3.1(l) of the Disclosure Schedule, (A) no such Benefit Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code, (B) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (C) each such Benefit Plan (including any such Benefit Plan covering retirees or other former directors or employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the consummation of the Merger.

          (m) Taxes. Except as set forth in Section 3.1 (m) of the Disclosure Schedule, each of the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed all Tax Returns (as defined below) required to be filed by it and has timely paid (or the Company has paid on its behalf) all Taxes which are due (whether or not shown on a Tax Return). Each of the Tax Returns filed by the Company or any of its subsidiaries is accurate and complete in all material respects. The most recent consolidated financial statements of the Company contained in the SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements and through the Closing Date whether or not shown as being due on any Tax Returns. The consummation of the Merger will not cause the Company to recognize any gain or income, including, without limitation, recognition of income or gain resulting from an excess loss account, deferred intercompany transaction or similar transactions. Except as described in Section 3.1 (m) of the Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, and no requests for waivers of the time to assess any such Taxes have been granted or are pending. None of the Federal income Tax Returns of the Company and its subsidiaries consolidated in such Tax Returns have been examined by the IRS. The applicable statute of limitations has run for all taxable years of the Company ending on or before December 31, 1991, subject to the exception that future uses of net operating losses may subject previously filed tax returns to review. Except as set forth in Section 3.1(m) of the Disclosure Schedule, there are no current examinations of any Tax Return of the Company or any of its subsidiaries being conducted and there are no settlements or any prior examinations which could adversely affect any taxable period for which the statute of limitations has not run. As used herein, "Tax" or "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (n) No Excess Parachute Payments. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in Section 280(G)(c) of the Code) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (o) Environmental Matters.

             (i) As used in this Section 3.1(o):

                (A) "Contaminated Site List" means any list, registry, or other compilation established by any Governmental Entity of sites that require or potentially require investigation, removal actions, remedial actions, or any other response under any Environmental Laws or treaty covering environmental matters, as the result of the Release or threatened Release of any Hazardous Materials.

                (B) "Environmental Laws" means all laws, rules, regulations, statutes, ordinances or orders of any Governmental Entity relating to
           (1) the control of any potential pollutant or protection of the air, water or land, (2) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (3) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation, (x) the terms and conditions of any license, permit, approval, or other authorization by any Governmental Entity, and (y) judicial, administrative, or other regulatory decrees, judgments, and orders of any Governmental Entity. The term "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. sec. 7401 et seq., the Clean Water Act, 33 U.S.C. sec. 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. sec. 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. sec. 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq., the Water Pollution Control Act, 33 U.S.C. sec. 1251, et seq., the Oil Pollution Act of 1990, 33 U.S.C. sec. 2701, et. seq., the Safe Drinking Water Act, 42 U.S.C. sec. 300f et seq., and the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. sec. 9601 et seq., Subtitle B of the Texas Health and Safety Code, V.T.C.A., Health & Safety Code sec. 361, et seq., and Subtitle D of the Texas Water Code, V.T.C.A., Water Code sec. 26, et. seq.

                (C) "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, prejudgment and post-judgment interest, expert fees, attorney fees and other legal fees (1) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements), or (2) pursuant to any claim by a Governmental Entity or other person for personal injury, property damage, damage to natural resources, remediation, or similar costs or expenses incurred by such Governmental Entity or person pursuant to common law or statute.

                (D) "Environmental Remediation Costs" means all costs and expenses of actions or activities to (1) cleanup or remove Hazardous Materials from the environment, (2) to prevent or minimize the further movement, leaching, or migration of Hazardous Materials in the environment, (3) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, and (4) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering or other consultant services, for investigation, testing, sampling, and monitoring, for boring, excavation, and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment, and disposal of Hazardous Materials.

                (E) "Hazardous Materials" means any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance, product or waste that is regulated by any Governmental Entity under any Environmental Law.

                (F) "Material" or "Material Adverse Effect" shall mean any matter, response action, remediation, or other item calling for the payment or expenditure by the Company or any subsidiary thereof of funds in excess of $50,000 per occurrence, or $250,000 in the aggregate.

                (G) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Materials.

             (ii) Except as disclosed in Section 3.1(o) of the Disclosure
        Schedule:

                (A) With respect to permits and licenses, (1) all licenses, permits, consents, or other approvals required under Environmental Laws that are necessary to the operations of the Company or any of its subsidiaries have been obtained and are in full force and effect and the Company is unaware of any basis for revocation or suspension of any such licenses, permits, consents or other approvals, (2) no permit will expire before, nor within sixty days after, the Closing Date, for which an application for extension or renewal has not been filed, (3) no declaration, environmental impact statement, or other filing or notice to any Governmental Entity is required under Environmental Laws as a condition to or in connection with the transactions contemplated by this Agreement, and (4) no Environmental Laws impose any obligation upon the Company or any of its subsidiaries, as a result of any transaction contemplated hereby, requiring prior notification to any Governmental Entity of the transfer of any permit, license, consent, or other approval.

                (B) No Governmental Entity has given notice to the Company or any of its subsidiaries of any intent to encumber or place a lien under any Environmental Laws upon any property owned or operated by the Company or any of its subsidiaries. No notice or restriction has been, or is required to be placed in any deed or other public real property record pursuant to any Environmental Laws with respect to any properties owned or operated by the Company or any of its subsidiaries.

                (C) Except as would not have a Material Adverse Effect, (1) no oral or written notification of any Release of any Hazardous Materials has been given to any Governmental Entity by or on behalf of the Company or any of its subsidiaries, (2) no property currently or previously owned or operated by the Company or any of its subsidiaries (or their respective predecessors with respect to property owned or operated during or prior to the Company's or the subsidiary's ownership or operation thereof) is listed on (nor has the Company or any of its subsidiaries received any notice from any Governmental Entity that such property is being considered or proposed for listing on) any Contaminated Site List, (3) no property currently owned or operated by the Company, nor previously owned or operated by the Company or any of its subsidiaries (or their respective predecessors with respect to property owned or operated during or prior to the Company's or the subsidiary's ownership or operation thereof) is the subject of any judgment, decree or order of any Governmental Entity requiring any investigation, removal, remediation or similar action, or other response under any Environmental Laws, (4) neither the Company nor any of its subsidiaries has received any notice that it is liable or responsible, or potentially liable or responsible, in any respect for any removal, remedial, or other similar type action under any Environmental Laws as the result of the Release or threatened Release of Hazardous Materials at any location and (5) no notice of claim, complaint, investigation, litigation, or administrative proceeding has been received or threatened before any Governmental Entity (and neither the Company nor any of its subsidiaries know of any threatened claim, complaint, investigation, litigation, or administrative proceeding) in which it is asserted by any Governmental Entity or any other person that the Company or any of its subsidiaries (x) has violated or is not in compliance with any Environmental Laws, (y) is liable for or should be ordered or compelled to undertake any removal, remediation, or other response action as the result of the Release or threatened Release of any Hazardous Materials at any location or (z) is liable for damages (including without limitation, damages to natural resources), fines, penalties, or other relief as the result of the violation or noncompliance of any Environmental Laws or as the result of the Release or threatened Release of any Hazardous Materials at or from any property currently or previously owned or operated by the Company or any of its subsidiaries, or at any other location.

                (D) With respect to Environmental Remediation Costs, the Company has reserved funds for all Material Environmental Remediation Costs of which it is aware or has notice in connection with which the Company and any of its subsidiaries reasonably anticipates payment or accrual.

                (E) Except where the failure to have such permits and authorizations would not have a Material Adverse Effect, all Hazardous Materials, garbage, refuse, and similar waste materials have been transported by the Company and each of its subsidiaries (and their respective predecessors during or prior to the Company's or the subsidiary's ownership thereof) only to sites which have proper permits or other authorization from Governmental Entities for the disposal of such materials. The Company has received no notice that any site to which Hazardous Materials, garbage, refuse, or similar waste materials have been transported for disposal by the Company or any subsidiary (or their respective predecessors during or prior to the Company's or the subsidiary's ownership thereof) is on any Contaminated Site List or requires the expenditure of any Environmental Remediation Costs nor, has been placed on such a list or the requirement that such costs be incurred been threatened.

                (F) Except as would not have a Material Adverse Effect, all operations of the Company and its subsidiaries, and the properties owned or operated by the Company or any of its subsidiaries, are in compliance with all permits and Environmental Laws, including without limitation compliance with Subtitle D of RCRA and all regulations promulgated thereunder as if it were in effect on the date hereof.

                (G) Except as would not have a Material Adverse Effect, to the best of the Company's knowledge, no facts or circumstances exist which could reasonably be expected to result in any Environmental Liabilities to the Company, or any of the Company's directors, officers, stockholders or controlling persons, including Parent following the Merger, which have not been otherwise disclosed herein or in Section 3.1(o) of the Disclosure Schedule or in the SEC Documents, with respect to (1) any properties currently or previously owned or operated by the Company or any subsidiary (or their respective predecessors with respect to property owned or operated during or prior to the Company's or the subsidiary's ownership or operation thereof) thereof, or (2) the current or past business or operations of the Company or any of its subsidiaries.

             (iii) The Company and its subsidiaries do not own, lease or otherwise operate any disposal sites.

             (iv) The Company has previously provided to Parent a schedule which sets forth to the best knowledge of the Company all disposal sites (including dumps, landfills and other disposal facilities) utilized by the Company, any of its subsidiaries or any of their respective predecessors, which schedule identified (A) the name and address of such disposal site and (B) the type or types of Hazardous Materials delivered to such site and the approximate date thereof.

          (p) Compliance with Laws. The Company and its subsidiaries hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities to own, lease and operate all of their properties and assets and to conduct their business as now being conducted, except where the failure to so hold would not have a material adverse effect on the Company (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply would not have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its subsidiaries or their respective businesses, assets or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

          (q) Material Contracts and Agreements. The Company has provided or made available to Parent copies, and has provided a true and correct list to Parent, of all contracts and agreements with Governmental Entities and of all other material contracts, agreements, commitments, arrangements, leases, policies or other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ("Material Contracts"). Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any such Material Contract, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, except for those defaults which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect with respect to the Company.

          (r) Insurance. Section 3.1(r) of the Disclosure Schedule sets forth all policies of insurance currently in effect relating to the business, operations, properties or assets of the Company and its subsidiaries.

          (s) Title to Properties, etc.

             (i) Each of the Company and each of its subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All such assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than those set forth in Section 3.1(s) of the Disclosure Schedule and except for minor liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its subsidiaries to conduct business as currently conducted or as reasonably expected to be conducted. The Company has delivered to Parent true and correct copies of all title insurance policies and surveys in its or one of its subsidiaries' possession or otherwise available to any of them covering real property owned by the Company.

             (ii) Except as set forth in Section 3.1(s) of the Disclosure Schedule, each of the Company and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (t) Intellectual Property. The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, software rights and licenses technology, know how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the Company and its subsidiaries taken as a whole. To the best of the Company's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Company and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company and its subsidiaries with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. No claims are pending or, to the best of the Company's knowledge, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

          (u) Labor Matters. Except as set forth in Section 3.1(u) of the Disclosure Schedule, there are no collective bargaining agreements or other labor union agreements or understandings to which the Company or any of its subsidiaries is a party or by which any of them is bound, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Except as set forth in Section 3.1(u) of the Disclosure Schedule, since October 31, 1993, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts and no such actions are threatened at present.

          (v) Undisclosed Liabilities. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) or which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company; except those incurred in the ordinary course of business since September 30, 1995, consistent with past operations and not related to the borrowing of money.

          (w) Transactions with Affiliates. Except for compensation and employee benefit arrangements, or as set forth in Section 3.1(w) of the Disclosure Schedule, no affiliate, officer or director of the Company has had or has any interest in any person which has had transactions with the Company or a subsidiary within the past three years.

     SECTION 3.2 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to, and agree with, the Company as follows:

          (a) Organization; Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed to do business (individually or in the aggregate) would not have a material adverse effect on Parent.

          (b) Authority; Non-contravention. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and pursuant to general equitable principles. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, (i) any provision of the Certificate of Incorporation or By-laws of Sub or the Certificate of Incorporation or By-laws of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration account applicable to Parent or Sub or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations or defaults that individually or in the aggregate would not materially impair the ability of Parent and Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the filing by Parent of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing and effectiveness of the Registration Statement under the Securities Act and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states.

          (c) Authorization for Parent Common Stock. Prior to the Effective Time of the Merger, Parent shall have taken all necessary action to permit it to issue the number of Parent Shares required to be issued pursuant to terms of this Agreement. The Parent Shares issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. Such Parent Shares will, when issued, be registered under the Securities Act and the Exchange Act.

          (d) SEC Documents. Parent has timely filed all required reports, schedules, forms, statements and other documents with the SEC since October 31, 1993 and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed by it with the SEC since such date (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

          (e) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For purposes of this Agreement, the parties agree that the statements made and information in the Registration Statement and the Proxy Statement (other than information provided by Parent or any subsidiary of Parent in each case concerning Parent or such subsidiary expressly for inclusion therein) relating to the Federal income tax consequences of the transactions contemplated hereby to the holders of Shares shall be deemed to be supplied by the Company and not by Parent or Sub.

          (f) Litigation. Except as disclosed in the Parent SEC Documents, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that could reasonably be expected to have a material adverse effect on Parent or prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement (and Parent is not aware of any basis for any such suit, action, proceeding or investigation), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

          (g) Undisclosed Liabilities. Except as set forth in the Parent SEC Documents and prior to the date of this Agreement, at the date of the most recent audited financial statements of Parent included in the Parent SEC Documents, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Parent.

          (h) Brokers. Except for a $250,000 fee to be paid to Lehman Brothers, Inc. by Parent, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1  Conduct of Business.

          (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, Governmental Entities, suppliers, insurers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent reasonably possible at the Effective Time of the Merger. Without limiting the generality of the foregoing, and except as otherwise expressly set forth in this Agreement, during such period, the Company shall not, and shall not permit any of its subsidiaries to:

             (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

             (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into any such shares; or issue, deliver, sell or grant any rights, warrants or options to acquire any such shares, voting securities or convertible securities; or issue, deliver, sell or grant any stock appreciation rights, phantom stock or similar rights or enter into any agreement to do any of the foregoing, except for the issuance of Shares upon the exercise of Option Plan options or the Class B Warrants, or the conversion of the Convertible Debt, all as outstanding on the date of this Agreement in accordance with their current terms;

             (iii) amend its Certificate of Incorporation, By-laws or other comparable charter or organizational document;

             (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (B) any assets that would be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of supplies and inventory in the ordinary course of business consistent with past practice;

             (v) sell, lease, mortgage, pledge, grant a Lien on or otherwise encumber or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

             (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

             (vii) make or incur any new capital expenditure or expenditures not set forth in the Company's capital budget for fiscal 1995, or in an amount in excess of that set forth for any such item in such capital budgets (a true and correct copy of which budget has been previously furnished to Parent), except for capital expenditures not in excess of $50,000 as to any single item and $100,000 in the aggregate;

             (viii) make any election relating to Taxes or settle or compromise any Tax liability;

             (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Documents or incurred in the ordinary course of business consistent with past practice;

             (x) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

             (xi) terminate or amend in any material respect any contract or agreement material to the Company;

             (xii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

             (xiii) except as expressly permitted by this Agreement, enter into any new collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement disclosed in
        Section 3.1(u) of the Disclosure Schedule;

             (xiv) change any material accounting principle used by it, except insofar as any such change is required by generally accepted accounting principles or by the rules and regulations of the SEC;

             (xv) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises: (A) of litigation where the amount paid in settlement or compromise does not exceed $10,000, or (B) in consultation and cooperation with Parent, and, with respect to any such settlement, with the prior written consent of Parent;

             (xvi) authorize any of, or commit or agree to take any of, the foregoing actions; or

             (xvii) excluding inventory purchased for resale in the ordinary course of business, the company will not enter into any contracts or other material business obligations or commitments in excess of $100,000, or for a term longer than one year.

          (b) Changes in Employment Arrangements. Except as set forth in Section 4.1(b) of the Disclosure Schedule, neither the Company nor any of its subsidiaries shall (except as may be required in order to give effect to the requirements of Section 5.6) adopt or amend (except as may be required by law, rule or regulation) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement by more than $10,000 for any individual and $50,000 in the aggregate for all such individuals. The Company will maintain the employment of its chief executive officer, Stephen A. Wells and its chief financial officer, Blake Dupuis through the Closing Date.

          (c) Severance. Except as reflected in Section 4.1(b) of the Disclosure Schedule, neither the Company nor any of its subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

     SECTION 4.2 Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue or inaccurate in any respect or in any of the representations and warranties set forth in this Agreement that are not so qualified becoming untrue in any material respect.

     SECTION 4.3 Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on the Company.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1 Stockholder Approval; Preparation of Proxy Statement; Preparation of Registration Statement. (a) The Company shall, as soon as practicable following the execution and delivery of this Agreement on a date to be agreed upon between Parent and the Company, which date shall be set taking into account the status of pending regulatory matters pertaining to the transactions contemplated hereby, duly call, give notice of, convene and hold the Stockholders Meeting for the purpose of approving the Merger and the transactions contemplated thereby. The Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of the Merger.

     (b) Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, subject to the setting of the date for the Stockholders Meeting as provided in Section 5.1(a). The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take such reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) as may be required to be taken under any applicable state securities laws in connection with the issuance of Parent Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Shares and rights to acquire Shares pursuant to the Option Plans as may be reasonably requested in connection with any such action. The Company will notify Parent promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Parent will notify the Company promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement or the Merger.

     (c) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

     SECTION 5.2 Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with the Company's efforts to obtain such letter, if requested by Arthur Andersen LLP, Parent shall provide a representation letter to Arthur Andersen LLP, complying with Statements on Auditing Standards ("SAS") 72 and 76, if then required.

     SECTION 5.3 Letter of Parent's Accountants. Parent shall use its best efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with Parent's efforts to obtain such letter, if requested by Deloitte & Touche LLP, the Company shall provide a representation letter to Deloitte & Touche LLP complying with SAS 72 and 76, if then required.

     SECTION 5.4  Access to Information.

     (a) The Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent, and to Parent's accountants, counsel, financial advisors and other representatives, reasonable access during the period from the date hereof to the Effective Time of the Merger to the Company's and its subsidiaries' respective officers, employees, representatives, properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such party may from time to time reasonably request. The Company agrees to advise Parent of all material developments with respect to the Company, its subsidiaries and their respective assets and liabilities from the date hereof to the Effective Time of the Merger.

     (b) Parent agrees to advise the Company of all material developments with respect to Parent, its assets and liabilities during the period from the date hereof to the Effective Time of the Merger.

     (c) Except as required by law, each of the Company and Parent shall hold, and cause its respective directors, officers, employees, accountants, counsel, financial advisors and representatives and affiliates to hold, any nonpublic information in confidence. Any investigation by any party of the assets and business of the other party and its subsidiaries shall not affect any representations and warranties hereunder.

     (d) The Company agrees to permit members of Parent's audit team to review and examine the work papers of Arthur Andersen LLP with respect to the Company and its subsidiaries.

     (e) The Company shall also promptly notify Parent of any notices from or investigations of which the Company is aware by Governmental Entities that could materially affect the Company's business or assets. Parent will promptly notify the Company of any notices from or investigations by Governmental Entities that could materially affect the consummation of the Merger. In the event of the termination of this Agreement, each party promptly will deliver to the other party (and destroy all electronic data reflecting the same) all documents, work papers and other material (and any reproductions or extracts thereof and any notes or summaries thereto) obtained by such party or on its behalf from such other party or its subsidiaries as a result of this Agreement or in connection therewith so obtained before or after the execution hereof.

     SECTION 5.5 Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise provided in this Section 5.5, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and (iii) cooperate with Parent and Sub in the arrangements for refinancing any indebtedness of, or obtaining any necessary new financing for, the Company and the Surviving Corporation, it being understood that the failure to obtain any such financing or refinancing shall not be a basis for terminating this Agreement.

     (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

     (c) (i) The Company and Parent shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act. The cost of such filings shall be borne by Parent.

     (ii) The Company will furnish to Parent and Sub copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company, or any of its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; Parent and Sub will furnish to the

Company copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Parent, Sub or any of their respective representatives, on the one hand, and any governmental agency or authority, on the other hand, with respect to this Agreement or the Merger.

     (iii) At the election of Parent, the Company and Parent shall, at Parent's expense, use reasonable efforts to defend all litigation under the Federal or state antitrust laws of the United States which if adversely determined would, in the reasonable opinion of Parent (based on the advice of outside counsel), be likely to result in the condition set forth in Section 6.2(g) not being satisfied, and to appeal any order, judgment or decree, which if not reversed, would result in such failure. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require Parent, Sub or the Company, or any of their respective subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any assets or businesses of Parent, Sub, the Company or the Surviving Corporation (or to require Parent, Sub, the Company or any of their respective subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.5(a) to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.5(c).

     SECTION 5.6 Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required, if any, to adjust the terms of all outstanding employee stock options to purchase Shares ("Employee Stock Options") heretofore granted, to provide that each Employee Stock Option outstanding shall at the Effective Time of the Merger represents the right to purchase the Merger Consideration for each Share previously purchasable thereunder at a price equal to the price per whole Share under the Option Plans.

     (b) The Company shall use reasonable efforts to obtain all consents of the holders of the Employee Stock Options as shall be necessary to effectuate the foregoing.

     (c) Except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time of the Merger, and the Company shall ensure that following the Effective Time of the Merger no holder of an Employee Stock Option or any participant in any Option Plan or other Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

     SECTION 5.7 Indemnification. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective Certificate of Incorporation or By-laws, as in effect on the date hereof, shall survive the Merger.

     SECTION 5.8 Fees and Expenses. Except as provided in Article VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, provided, however, that nothing herein contained shall relieve any party hereto for any liability for breach of this Agreement.

     SECTION 5.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from stockholders and Parent may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or association without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

     SECTION 5.10 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement until the Effective Time of the Merger, and thereafter, the Surviving Corporation shall give Parent the opportunity to direct the defense of such litigation and, if Parent so chooses to direct such litigation, Parent shall give the directors of the Company an opportunity to participate in such litigation; provided, however, that no settlement of litigation under which Parent or the Surviving Corporation shall have any liability shall be agreed to without Parent's consent, which shall not be unreasonably withheld.

                                    ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each party on or prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall, subject to Section 5.5, use reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

          (d) Registration Statement Effectiveness. The Registration Statement shall be effective under the Securities Act on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop-order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

          (e) Exchange Listing. The Parent Shares to be issued as Merger Consideration shall have been approved for listing on the New York Stock Exchange and the Pacific Stock Exchange.

          (f) Blue Sky Filings. There shall have been obtained any and all material permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a material adverse effect on Parent or the free transferability of the Shares (other than Shares of holders who were "affiliates", within the meaning of Rules 144 and 145(c) under the Securities Act, of the Company or who are "affiliates" of Parent).

     SECTION 6.2 Conditions of Parent and Sub. Subject to waiver by the Parent and Sub, the obligation of Parent and Sub to consummate the Merger are further subject to the satisfaction at the Effective Time of the Merger, of the following conditions:

          (a) Compliance. The agreements and covenants of the Company to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and Parent shall have received a certificate dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Certifications and Opinion. The Company shall have furnished Parent with:

             (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company approving this Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the stockholders of the Company;

             (ii) a certified copy of a resolution or resolutions duly adopted by the holders of a majority of the outstanding Shares approving the Merger and the transactions contemplated hereby;

             (iii) a favorable opinion dated the Closing Date, in customary form and substance, of Rubin Baum Levin Constant & Friedman, counsel for the Company, dated the Closing Date to the effect that:

                (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Proxy Statement;

                (B) The Company has the requisite corporate power to effect the Merger as contemplated by this Agreement; the execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of the Company's Articles of Incorporation or By-Laws; and upon the filing by the Surviving Corporation of the Articles of Merger, the Merger shall become effective;

                (C) Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has corporate power to own its properties and assets and to carry on its business as presently conducted and all of the outstanding capital stock of each subsidiary is owned of record and, to the best of such counsel's knowledge, beneficially by the Company and/or another subsidiary, free and clear of all liens, security interests and other encumbrances; and

                (D) The Board of Directors of the Company has taken all action required by the DGCL and its Articles of Incorporation or its By-Laws to approve the Merger and to authorize the execution and delivery of this Agreement and the transactions contemplated thereby; the Board of Directors and the stockholders of the Company have taken all action required by the DGCL and its Articles of Incorporation and By-Laws to authorize the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding Agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and pursuant to general equitable principles.

          (c) Representations and Warranties True. The representations and warranties of the Company contained in this Agreement (other than any representations and warranties made as of a specific date) that are qualified as to materiality shall be true in all respects and the representations and warranties of the Company contained in this Agreement (other than any representations and warranties made as of a specific date) that are not so qualified shall be true in all material respects, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, the representations and warranties of the Company contained in the Agreement made as of a specific date shall remain true as of such date, and Parent shall have received a certificate to that effect dated the Closing Date and executed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

          (d) Affiliate Letters. Parent shall have received from the Company a list of such persons, if any, as counsel for the Company state may be "affiliates" of the Company, within the meaning of Rules 144 and 145(c) under the Securities Act, and shall have received from such persons undertakings in writing to the effect that no disposition will be made by such persons of any Shares received or to be received pursuant to the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be "affiliates" pursuant to Rule 145 under the Securities Act and Parent may require that the certificate for any Parent Shares to be received by such affiliates as Merger Consideration contain a legend that such Parent Shares may not be transferred except in compliance with such undertaking. Such affiliates shall also furnish to the Parent a letter that they have no present intention to dispose of any shares of Parent Stock received by them as Merger Consideration.

          (e) Tax Opinion. Parent shall have received an opinion of Fulbright & Jaworski in form and substance satisfactory to Parent, to the effect that, for federal income tax purposes and conditioned upon certain representations of managements of the Company and Parent as to certain customary facts and circumstances regarding the Merger, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

          (f) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) materially detract from the aggregate benefits to Parent of the transactions reasonably contemplated hereby.

          (g) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership as to any shares of Common Stock of the Surviving Corporation, including, without limitation, the right to vote the Common Stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

          (h) Dissenting Stockholders. The holders of not more than 5% of the outstanding Shares shall have given proper notice of their intent to exercise appraisal rights to require the purchase of their Shares as contemplated by Section 2.1(e) (in calculating the foregoing, holders of Shares who give notice but subsequently waive their rights in accordance with sec. 262 of the DGCL to require purchase of their Shares, shall not be included).

          (i) Satisfactory Due Diligence. The results of due diligence conducted by Parent with respect to the Company shall be satisfactory to Parent.

          (j) No Material Adverse Change. There shall not have occurred any material adverse change with respect to the Company since September 14, 1995.

          (k) Opinion of Financial Advisor. Company shall have received the opinion of Simmons & Company International, prior to the mailing of the Proxy Statement, to the effect that the terms of the Merger are fair to the holders of the Company Shares from a financial point of view.

          (l) Employment Agreement. An employment agreement between the Surviving Corporation and Stephen A. Wells, satisfactory to Parent and effective on the Closing Date shall have been executed by all parties thereto.

          (m) Non-Competition Agreement. A non-competition agreement with Stephen A. Wells, effective on the Closing Date shall have been executed and delivered requiring that he will not, for a period of three (3) years after the Closing Date, conduct any business now being conducted by Tesoro Petroleum Distributing Company or by the Coastwide Marine Services, Inc. subsidiary of the Company in the Texas and Louisiana Gulf Coast, including but not limited to, shore base support services, the purchase or sale of diesel fuels, oil, lubricants or the brokerage of such products.

          (n) Lender Approval. All lenders to Parent shall have approved the consummation of the Merger or shall have waived any objection or right to object with respect thereto.

          (o) Termination of Certain Agreements. All employment or consulting agreements between the Company and Mr. Ingram and Mr. Newman, respectively, shall have been terminated effective as of the Closing Date on terms acceptable to Parent.

     SECTION 6.3 Conditions of the Company. Subject to waiver by the Company, the obligations of the Company to consummate the Merger are further subject to the satisfaction at the Effective Time of the Merger of the following conditions:

          (a) Compliance. The agreements and covenants of Parent to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects and the Company shall have received a certificate dated the Closing Date on behalf of Parent by the President, any Vice President or the Treasurer of Parent to such effect.

          (b) Certifications and Opinion. Parent shall have furnished the Company with:

             (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of Parent approving this Agreement and consummation of the Merger and the transactions contemplated hereby, including the issuance, listing and delivery of the Parent Shares pursuant hereto;

             (ii) a favorable opinion, dated the Closing Date, in customary form and substance, of Fulbright & Jaworski L.L.P., counsel for Parent to the effect that:

                (A) Parent and the Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have corporate power to own their properties and assets and to carry on their business as presently conducted and as described in the Proxy Statement. Sub has the requisite corporate power to merge with the Company as contemplated by this Agreement and Parent has the requisite corporate power to carry out its obligations under this Agreement. The execution and delivery of this Agreement did not, and the consummation of the Merger will not, violate any provision of Parent's or Sub's Certificate of Incorporation or By-Laws;

                (B) Parent and Sub have taken all action required by the DGCL, their Certificates of Incorporation or their By-Laws to authorize such execution and delivery and the transactions contemplated by this Agreement, including the Merger in accordance with the terms of this Agreement; and this Agreement is a valid and binding agreement of Parent and Sub enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally or pursuant to general equitable principles; and

                (C) The Parent Shares to be issued pursuant to the Merger have been duly authorized and, when issued and delivered as contemplated hereby, will have been legally and validly issued and will be fully paid and non-assessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof under Delaware law or Parent's Certificate of Incorporation or By-laws.

          (c) Representations and Warranties True. The representations and warranties of Parent contained in this Agreement (other than any representations and warranties made as of a specific date) that are qualified as to materiality shall be true in all respects and the representations and warranties of Parent contained in this Agreement (other than any representations and warranties made as of a specific date) that are not so qualified shall be true in all material respects, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement, and the Company shall have received a certificate to that effect dated the Closing Date and executed on behalf of Parent by the President, any Vice President or the Treasurer of Parent.

          (d) Tax Opinion. The Company shall have received an opinion of Rubin Baum Levin Constant & Friedman in form and substance satisfactory to the Company, to the effect that for federal income tax purposes and conditioned upon certain representations of managements of the Company and Parent as to certain customary facts and circumstances regarding the Merger; (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the Company as a result of the Merger; (iii) no realized loss will be recognized by a stockholder of the Company upon the receipt by them of the Merger Consideration in exchange for their Shares pursuant to the Merger; (iv) any realized gain will be recognized by a stockholder of the Company to the extent of the cash portion of the Merger Consideration received pursuant to the Merger; (v) the aggregate tax bases of Parent Shares received by the stockholders of the Company (including any fractional share interests treated as received) will be the same as the aggregate tax bases of the Shares surrendered in exchange therefor decreased by the cash portion of the Merger Consideration and increased by the gain recognized on the Merger; and (vi) the holding period of Parent Shares received by the stockholders of the Company (including any fractional share interests treated as received) will include the period during which the Shares surrendered in exchange therefor were held, provided the Parent Shares were held as a capital asset at the Effective Time of the Merger.

          (e) Assumption. Parent shall have executed all documents required to evidence its assumption of the Employee Stock Options, the Class B Warrants and the Convertible Debt outstanding at the Closing (other than those owned by the Company, Parent, Sub or any wholly-owned subsidiary of the Company, Parent or Sub).

          (f) No Material Adverse Change. There shall not have occurred any material adverse change with respect to Parent since September 14, 1995.

          (g) Opinion of Financial Advisor. The Company shall have received the opinion of Simmons & Company International, immediately prior to the mailing of the Proxy Statement, to the effect that the Merger Consideration is fair to the holders of the Shares (other than Parent) from a financial point of view, a signed copy of which opinion shall have been delivered to Parent.

          (h) Satisfactory Due Diligence. The results of due diligence conducted by the Company with respect to Parent shall be satisfactory to the Company.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the
Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

             (i) if the stockholders of the Company fail to give any required approval of the Merger and the transactions contemplated hereby upon a vote at a duly held meeting of stockholders of the Company or at any adjournment thereof;

             (ii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

             (iii) if the Merger shall not have been consummated on or before March 1, 1996 unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

             (iv) by Parent or the Company, as the case may be based upon the material breach of any representation, warranty, covenant or agreement contained in the Agreement by the other party; a material adverse change with respect to the Company or the failure to satisfy all conditions precedent unless such failure is waived by the party whose performance is conditioned thereon;

          (c) by the Company pursuant to a sale submitted under Article VIII hereof; or

          (d) by the Parent pursuant to Section 8.1(c).

                                  ARTICLE VIII

                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

     SECTION 8.1 No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal, (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any takeover proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, in the case of this clause (iii), that prior to the vote of stockholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby) to the extent required by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to an unsolicited request therefor, furnish information to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality and standstill agreement reasonably satisfactory to Parent. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor, agent or representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a material breach of this Agreement by the Company. For purposes of this Agreement, "takeover proposal" means (i) any proposal, other than a proposal by Parent or any of its affiliates, for a merger or other business combination involving the Company, (ii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the Company or any of its affiliates in any manner, directly or indirectly, an equity interest in the Company or any subsidiary, any voting securities of the Company or any subsidiary or a material amount of the assets of the Company and its subsidiaries, taken as a whole, or
(iii) any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, to acquire from the stockholders of the Company by tender offer, exchange offer or otherwise more than 10% of the outstanding Shares.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives a takeover proposal that, in the exercise of its fiduciary obligations (as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel), it determines to be a superior proposal, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after the fifth business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received a takeover proposal which it has determined to be a superior proposal, specifying the material terms and conditions of such superior proposal (including the proposed financing for such proposal and a copy of any documents conveying such proposal) and identifying the person making such superior proposal. The Company may terminate this Agreement pursuant to the preceding sentence only if the stockholders of the Company shall not yet have voted upon the Merger and the Company shall have paid the amounts provided for in Section 8.2(a). Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) prior to the sixth business day following Parent's receipt of a Notice of Superior Proposal provided that the Company does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend a takeover proposal.

     (c) In the event that the Board of Directors of the Company or any committee thereof shall in full compliance with Sections 8.1(a) and (b), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, Parent may terminate this Agreement.

     (d) For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, all of the Shares then outstanding or all or substantially all the assets of the Company, and otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation, a copy of which shall be provided to Parent) to be more favorable to the Company's stockholders than the Merger.

     (e) In addition to the obligations of the Company set forth in paragraph
(b), the Company shall promptly advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such inquiry or takeover proposal (including the financing for such proposal and a copy of such documents conveying such proposal), and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such takeover proposal or inquiry.

     SECTION 8.2  Expense Reimbursements.

     (a) In the event this Agreement is terminated by the failure of the Company's stockholders to approve the Merger after the Merger Consideration has been fixed as provided in Section 2.1(c) or in the event that this Agreement is terminated pursuant to Section 7.1(c) or 7.1(d), the Company shall pay to Parent the sum of $400,000 as liquidated damages and not as a penalty.

     (b) In the event that this Agreement is terminated by the Company or Parent, other than (i) by reason of failure of the Company's stockholders to approve the Merger after the Merger Consideration has been fixed as provided in
Section 2.1(c), (ii) as a result of a breach of this Agreement by the Company,
(iii) pursuant to Section 7.1(c) or 7.1(d), (iv) by reason of failure to fix the Merger Consideration as provided in Section 2.1(c), (v) by reason of Section 7.1(b)(ii) hereof (unless such order or injunction results from an action brought by stockholders of Parent), or (vi) by reason of Section 7.1(b)(iii) hereof, Parent shall assume and pay, or reimburse the Company for, all reasonable fees and expenses incurred by the Company solely with respect to the issuance of a tax opinion by Rubin Baum Levin Constant & Friedman, compliance with the HSR Act and the preparation and filing of the combined proxy statement of the Company and Registration Statement. Such expenses shall include reasonable fees and reasonable expenses of its counsel and accountants, but only insofar as they were incurred directly in connection with the above. Notwithstanding the foregoing, in the event that the parties are unable to fix the Merger Consideration as provided in Section 2.1 (c) and (i) the Parent is unwilling to use as a basis for fixing the Merger Consideration the closing price of Tesoro Common Stock on the second trading day preceding the date on which the Registration Statement could have been declared effective and (ii) such price is less than $8.25, Parent shall pay the above fees, but only to the extent of $75,000.

     (c) Except as set forth in this Section 8.2, neither Parent nor the Company shall have any obligation or liability to the other as a result of the termination of this Agreement pursuant to Section 7.1, except that (i) the provisions of Section 5.4(c), 5.8, 5.9 and 8.2 shall survive termination and
(ii) nothing herein and no termination pursuant to Article VII shall relieve any party from liability for breach of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered by the Company or Parent or Sub pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

     SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to Parent or Sub, to

                  Tesoro Petroleum Corporation
                  8700 Tesoro Drive
                  San Antonio, Texas 78217
                  Telephone: (210) 283-2997
                  Facsimile: (210) 283-2833
                  Confirm: (210) 828-8484

                  Attention: William T. Van Kleef, Senior Vice President and
                             Chief Financial Officer
                             James C. Reed, Jr., Executive Vice President, General Counsel and Secretary

                with copies (which shall not constitute notice) to:

                  Fulbright & Jaworski L.L.P.
                  Market Square
                  801 Pennsylvania Avenue, N.W.
                  Washington, DC 20004-2604
                  Telephone: (202) 662-4660
                  Facsimile: (202) 662-4643
                  Confirm: (202) 662-4239

                  Attention: Michael Conlon, Esq.

              (b) if to the Company, to

                  Coastwide Energy Services, Inc.
                  11111 Wilcrest Green Drive
                  Suite 350
                  Houston, Texas 77042
                  Telephone: (713) 917-4100
                  Facsimile: (713) 735-6928
                  Confirm: (713) 917-4100

                  Attention: Stephen A. Wells, President
                with a copy (which shall not constitute notice) to:

                  Rubin Baum Levin Constant & Friedman
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Telephone: (212) 698-7700
                  Facsimile: (212) 698-7825
                  Confirm: (212) 698-7758

                  Attention: Walter M. Epstein, Esq.

     SECTION 9.3  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first person;

          (b) "material adverse effect" or "material adverse change" means, when used in connection with any person, any change or effect (or any development that, insofar as can reasonably be foreseen, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of that person and its subsidiaries, taken as a whole;

          (c) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity;

          (d) a "subsidiary" of any person means any corporation, partnership, association, joint venture, limited liability company or other entity in which such person has an ownership interest.

     SECTION 9.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.6 Entire Agreement: No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Section 5.7, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

     SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.9 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Texas or in any other Texas state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court sitting in the Southern District of Texas.

     SECTION 9.10 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          TESORO PETROLEUM CORPORATION

                                          By:      /s/  BRUCE A. SMITH

                                            ------------------------------------
                                          Name:    Bruce A. Smith
                                          Title:   President and Chief Executive
                                                   Officer

                                          CNRG ACQUISITION CORP.

                                          By:      /s/  BRUCE A. SMITH

                                            ------------------------------------
                                          Name:    Bruce A. Smith
                                          Title:   President and Chief Executive
                                                   Officer

                                          COASTWIDE ENERGY SERVICES, INC.

                                          By:     /s/  STEPHEN A. WELLS

                                            ------------------------------------
                                          Name:    Stephen A. Wells
                                          Title:   President